                                                                    Exhibit 99.1

[GRAPHIC OMITTED]                                                 PRESS RELEASE


                 NEOWARE REPORTS FISCAL 2004 AND FOURTH QUARTER
                              REVENUE AND EARNINGS


         KING OF PRUSSIA, PA., AUGUST 5, 2004 -- Neoware Systems, Inc. (Nasdaq:
NWRE), the leading supplier of software, services and appliances for thin client computing, today reported financial results for its fiscal fourth quarter and year ended June 30, 2004.

FOR THE QUARTER ENDED JUNE 30, 2004:

     o Revenues increased to a record $17,080,000 from $15,824,000 in the prior year fourth quarter as a result of positive customer response to the Company's new product and market strategies and increased sales through IBM to large enterprise customers.

     o Gross profit was $7,353,000, or 43% of revenue, compared to $7,491,000, or 47% of revenue, in the prior year fourth quarter as a result of higher enterprise sales and the introduction of new products designed to build market share and expand the thin client segment of the PC market.

     o In June, 2004, the Company wrote off approximately $1.6 million in deferred expenses for acquisitions that were determined to be unlikely to be consummated in the near future. Excluding this charge, operating expenses were $5,032,000, compared to $4,893,000 in the prior year and $5,681,000 in the prior quarter, as the Company maintained control of its expenditures.

     o Excluding the write off of deferred acquisition cost and the associated income tax benefit, net income was $1,536,000, or $.10 per diluted share, compared to $1,701,000, or $.12 per diluted share, in the year ago quarter. On a GAAP basis, net income was $477,000, or $.03 per diluted share.


FOR THE FISCAL YEAR ENDED JUNE 30, 2004:

     o Revenues increased to a record $63,165,000 from $57,522,000 in the prior year.

     o Excluding the write off of deferred acquisition cost and the associated income tax benefit, net income was $6,453,000, or $.40 per diluted share, compared to $6,312,000, or $.43 per diluted share, in the prior year. On a GAAP basis, net income was $5,394,000, or $.34 per diluted share

     Accompanying this release is a schedule of a reconciliation of these non-GAAP measures to GAAP financial measures presented in this release.

CUSTOMER HIGHLIGHTS

     o Selected customers in the quarter included BMC Software, Computer Sciences Corporation, Corestaff Services, CVS, Federated Department Stores, Goodyear Tire and Rubber, Haven Healthcare Management, Independence Air, Johnson and Johnson, Kansas Board of Public Utilities, Kroger, Lockheed Martin, Meridian Health, National Asset Recovery Services, Nike, Renault, Siemens Medical Systems, and Wal-Mart.

         "Our new operating plan is producing positive results, as evidenced by our fourth quarter financials," stated Michael Kantrowitz, Neoware's Chairman and CEO. "Record sales to large enterprise customers resulted in the highest quarterly revenues we have ever delivered, and excluding the write-off of acquisition expenses, the second highest net income we achieved this year. Our alliance with IBM delivered substantial sales that were significantly higher than in any previous period."

         "During this year we faced challenges in our market and we responded by introducing a number of new initiatives. We are now more proactive in our marketing and selling efforts and have developed new products - including the industry's only $199 thin client from a major provider - that are designed to grow the thin client segment of the PC market and our share of it. While we are disappointed that we spent resources this year on an acquisition that we did not complete, we see a real opportunity to pursue acquisitions that we believe can provide additional value for our shareholders. We have this opportunity because our Company is solidly profitable, generated more than $10 million in cash this fiscal year, and ended the year with more than $55 million in cash and short term investments with virtually no debt - the strongest financial position ever for Neoware."

         "Looking forward, we project continued top line growth, driven by increased sales of thin client appliances, as well as our TeemTalk and ThinPC software, through IBM and our other channels. While our results may vary in any given quarter, we are comfortable with current analyst revenue estimates of $70 to $71 million in the coming fiscal year, and believe that if we continue to see positive results from our new product and marketing strategies we may be in a position to raise this guidance in the future. We also believe that we can achieve our existing estimate of 40% to 45% gross margins, and intend to drive operating expenses below 30% as a percentage of revenue, generating improvements in operating and net income. Based on these results, we are comfortable with current analyst estimates of earnings between $.35 and $.42 per share for fiscal 2005, assuming 16 million fully diluted shares. The effects of potential acquisitions that we are pursuing, should any be consummated, are not included in these projections."

         "Neoware's products are more secure, reliable, affordable and manageable than personal computers, and they eliminate the obsolescence built into traditional PCs. These benefits are increasingly known throughout our potential customer base and we believe they will continue to drive acceptance of our products and the financial performance of our Company," Mr. Kantrowitz concluded.

UPCOMING INVESTOR EVENTS

         Neoware plans to participate in the following investor events. Note that dates are subject to change - please confirm via the Company's web site closer to the event date.

         Roth Capital Partners Technology Conference
         New York, NY
         September 13, 2004

         AEA Classic
         San Diego, CA
         November 9-10, 2004

         Neoware Annual Meeting
         King of Prussia, PA
         December 1, 2004

CONFERENCE CALL INFORMATION

         In connection with this release, management of Neoware will host a conference call at 5:00 PM Eastern Time on August 5, 2004. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call. A copy of this press release announcing the Company's earnings and other financial and statistical information about the periods to be presented in the conference call will be available on the Company's website at www.neoware.com.

         The call will also be accessible by dialing 1.866.238.1636 for domestic calls and +1.703.639.1160 for international calls. The conference ID will be 509420. A replay of the call will be available through August 14, 2004 by dialing 1.888.266.2081 domestically and +1.703.925.2533 internationally.

Non-GAAP FINANCIAL MEASURES

In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying schedule. Operating expenses for the fiscal year and fourth quarter ended June 30, 2004 included a charge of $1,604,000, and net income included the charge and an associated income tax benefit of $545,000, that resulted from the write off of deferred expenses incurred over the last year in connection with acquisitions that the Company determined to be unlikely to be consummated in the near future. We have, therefore, provided the non-GAAP measures in order to present information about the Company's financial performance without this expense, as we believe it provides a more comparable view of the financial performance of the Company's core business.

ABOUT NEOWARE

         Neoware's software, services, and thin client appliances make computing more secure, manageable, reliable and affordable by enabling global enterprises to fully leverage server-based computing. By incorporating open, standards-based technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware provides enterprises with increased flexibility and choice, as well as lower up-front and total costs.

         Neoware's software products enable enterprises to gain control of their desktops, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) and the web. Neoware's thin client appliances enable enterprises to run applications on servers, and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one fourth the price of today's typical business PC.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our new operating plan; our proactive marketing and sales efforts; our new products designed to grow the thin client segment of the PC market and our market share; our acquisition strategy to provide shareholder value; expectations for fiscal year 2005 revenue of $70 to $71 million and the possibility of raising this guidance, gross margins in the 40% to 45% range, operating expenses at near current levels, and earnings per share in the range of $0.35 to $0.42; the continued success of our IBM relationship; and the benefits of our products driving our financial performance. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include, our ability to achieve our expectations for our 2005 fiscal year, the timing and receipt of future orders, our timely development and customers' acceptance of our products, pricing pressures, rapid technological changes in the industry, growth of overall thin client sales through the capture of a greater portion of the PC market, increased competition, our continued ability to sell our products through IBM to its customers; our ability to attract and retain qualified personnel, adverse changes in customer order patterns, our ability to identify and successfully consummate and integrate future acquisitions, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2003 and Form 10-Q for the quarter ended March 31, 2004.

Neoware, ThinPC, and TeemTalk are trademarks of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.





CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

                              NEOWARE SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

ASSETS                                                         JUNE 30,               JUNE 30,
                                                                 2004                   2003
                                                              ----------             ----------
 CURRENT ASSETS:
    Cash and cash equivalents                                 $   17,119             $   26,014
    Short-term investments                                        38,177                  3,151
    Accounts receivable, net                                      10,580                 11,089
    Inventories                                                      795                    772
    Prepaid expenses and other                                     1,628                    798
    Deferred income taxes                                            643                    946
                                                              ---------------------------------
       Total current assets                                       68,942                 42,770

 Property and equipment, net                                         509                    572
 Goodwill                                                         17,466                  8,943
 Intangibles, net                                                  3,545                  2,091
 Deferred income taxes                                               145                     --
                                                              ---------------------------------
                                                              $   90,607             $   54,376
                                                              =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
    Accounts payable                                          $    5,685             $    4,206
    Accrued expenses                                               3,448                  2,818
    Capital lease obligations                                          7                      7
    Deferred revenue                                                 739                    464
                                                              ---------------------------------
       Total current liabilities                                   9,879                  7,495
                                                              ---------------------------------

 Capital lease obligations                                             4                     10
                                                              ---------------------------------
 Deferred revenue                                                    235                    227
                                                              ---------------------------------
 Deferred income taxes                                                --                     17
                                                              ---------------------------------

 STOCKHOLDERS' EQUITY:
    Common stock                                                      16                     14
    Additional paid-in capital                                    71,718                 44,215
    Treasury stock                                                  (100)                  (100)
    Other comprehensive income (loss)                                936                   (27)
    Retained earnings                                              7,919                  2,525
                                                              ---------------------------------
       Total stockholders' equity                                 80,489                 46,627
                                                              ---------------------------------
                                                              $   90,607             $   54,376
                                                              =================================

                              NEOWARE SYSTEMS, INC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                               THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                     JUNE 30,                        JUNE 30,
                                           --------------------------       --------------------------
                                              2004            2003            2004             2003
                                           ---------        ---------       ---------        ---------
                                           Unaudited
Net revenues                               $  17,080        $  15,824       $  63,165        $  57,522

Cost of revenues                               9,727            8,333          32,785           31,549
                                           ---------        ---------       ---------        ---------
 Gross profit                                  7,353            7,491          30,380           25,973
                                           ---------        ---------       ---------        ---------


Sales and marketing                            3,340            3,034          13,125            9,971
Research and development                         678              536           2,798            1,837
General and administrative                     1,014            1,323           5,476            4,326
Abandoned acquisition costs                    1,604               --           1,604               --
                                           ---------        ---------       ---------        ---------
 Operating expenses                            6,636            4,893          23,003           16,134
                                           ---------        ---------       ---------        ---------

 Operating income                                717            2,598           7,377            9,839


Translation adjustment                          (106)              --            (106)              --
Loss on investment                                --               --              --             (300)
Interest income, net                             105               59             392              323
                                           ---------        ---------       ---------        ---------

 Income before income taxes                      716            2,657           7,663            9,862
Income taxes                                     239              956           2,269            3,550
                                           ---------        ---------       ---------        ---------

Net income                                 $     477        $   1,701       $   5,394        $   6,312
                                           =========        =========       =========        =========

Basic earnings per share                   $    0.03        $    0.12       $    0.34        $    0.46
                                           =========        =========       =========        =========

Diluted earnings per share                 $    0.03        $    0.12       $    0.34        $    0.43
                                           =========        =========       =========        =========



Weighted average number of common
shares outstanding in basic
earnings per share computation                15,778           13,950          15,683           13,601
                                           =========        =========       =========        =========

Weighted average number of common
shares outstanding in diluted
earnings per share computation                16,142           14,647          16,020           14,695
                                           =========        =========       =========        =========

                              NEOWARE SYSTEMS, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                            THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                                                  JUNE 30,                                 JUNE 30,
                                                        -----------------------------            -----------------------------
                                                          2004                 2003                2004                2003
                                                        --------            ---------            --------            ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $    477            $   1,701            $  5,394            $   6,312
  Adjustments to reconcile net income to net cash
    provided by operating activities-
    Depreciation                                              53                   84                 261                  296
    Amortization of intangibles                              268                  139               1,049                  538
    Loss on investment                                        --                   --                  --                  249
    Stock option benefit on deferred income taxes            297                1,805               2,005                1,805
    Deferred income tax benefit                              141               (1,939)                141                  640
  Changes in operating assets and liabilities, net of
    effect from acquisition-
    (Increase) decrease in:
    Accounts receivable                                      603               (1,773)                509               (1,568)
    Inventories                                              (47)                 355                 (22)                 268
    Prepaid expenses and other                              (589)                 142                (820)                (274)
  Increase (decrease) in:
    Accounts payable                                         581                  775               1,478                1,095
    Accrued expenses                                         467                  668                 629                  685
    Deferred revenue                                          (2)                  63                 284                  110
                                                        --------            ---------            --------            ---------
     Net cash provided by operating activities             2,249                2,020              10,908               10,156
                                                        --------            ---------            --------            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of the TeemTalk software business                  --                   --              (9,995)                  --
  Purchases of short-term investments                     (5,992)              (3,151)            (39,470)              (3,151)
  Sales of short-term investments                             --                   --               4,444                   --
  Purchase of intangible assets                                                    47                (125)                  --
  Purchases of property and equipment                        (69)                 (47)               (198)                (154)
                                                        --------            ---------            --------            ---------
     Net cash used in investing activities                (6,061)              (3,151)            (45,344)              (3,305)
                                                        --------            ---------            --------            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of capital leases                                (1)                (202)                 (6)                (250)
  Proceeds from issuance of common stock, net of
    expenses                                                  --                   --              24,609                   --
  Expenses for prior issuance of common stock                 --                   --                  (3)                (122)
  Exercise of stock options and warrants                      50                  263                 884                2,241
  Repayments of officer loans                                 --                  254                  --                  263
                                                        --------            ---------            --------            ---------
     Net cash provided by financing activities                49                  315              25,484                2,132
                                                        --------            ---------            --------            ---------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH               59                   --                  57                   --
                                                        --------            ---------            --------            ---------

  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        (3,704)                (816)             (8,895)               8,983
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD            20,823               26,830              26,014               17,031
                                                        --------            ---------            --------            ---------
  CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 17,119            $  26,014            $ 17,119            $  26,014
                                                        ========            =========            ========            =========

SUPPLEMENTAL DISCLOSURES:
  Cash paid for income taxes                            $     (3)           $     896            $    261            $     976
  Cash paid for interest                                $      2            $       6            $      9            $      32

                              NEOWARE SYSTEMS, INC
                  RECONCILIATION OF Non-GAAP FINANCIAL MEASURES
                      (in thousands, except per share data)

                                                Unaudited
                                            THREE MONTHS ENDED                                TWELVE MONTHS ENDED
                                              JUNE 30, 2004                                      JUNE 30, 2004
                            -------------------------------------------------    ------------------------------------------------
                                GAAP           ADJUSTMENT           Non-GAAP        GAAP          ADJUSTMENTS          Non-GAAP
                            -------------------------------------------------    ------------------------------------------------
Net income                  $      477        $    1,059 A        $    1,536     $    5,394       $    1,059 A         $    6,453

Basic earnings per share    $     0.03        $     0.07          $     0.10     $     0.34       $     0.07           $     0.41

Diluted earnings per share  $     0.03        $     0.07          $     0.10     $     0.34       $     0.07           $     0.40


FOOTNOTES:

 A - Abandoned acquisition cost, net of income tax benefit